Exhibit 10.4

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of February 12, 2019, by Pareteum Corporation, a Delaware corporation (“Pledgor”), in favor of Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC (collectively, “Lender”), is as follows:

RECITALS

WHEREAS, iPass Inc., a Delaware corporation (“Parent”), iPass IP LLC, a Delaware limited liability company (“iPass SPV” and, together with Parent, each a “Borrower” and collectively, the “Borrowers”) and Lender have entered into that certain Consent and Amendment No. 1 to Credit Agreement, dated as of the date hereof (the “Amendment”), which amends that certain Credit Agreement, dated as of June 14, 2018 (the “Credit Agreement”), by and among the Borrowers and Lender, pursuant to which Lender agreed to extend credit to the Borrowers on the terms and conditions described therein;

WHEREAS, Pledgor is the owner of certain Equity Interests, including, without limitation, such Equity Interests of each of the entities as set forth on Schedule I attached hereto (collectively, the “Issuers”);

WHEREAS, pursuant to the Amendment, Lender has consented to the CoC Transaction (as defined in the Amendment) on the terms and conditions described therein; and

WHEREAS, one of the conditions to the obligations of Lender under the Credit Agreement is that the Obligations shall be secured by, among other things, a security interest in favor of Lender in the Collateral (as defined below). In order to induce Lender to enter into the Amendment, the Pledgor is willing to grant to Lender a security interest in the Collateral and has joined that certain Security Agreement, dated as June 14, 2018, among the Borrowers and Lender (the “Security Agreement”) as an Additional Grantor (as defined therein).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to secure the Obligations, it is hereby agreed as follows:

1.       Definitions.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Agreement” is defined in the Preamble.

“Article 8 Matter” means any action, decision, determination or election by the Issuers or its member(s), shareholders or partners, as applicable, that its membership interests, partnership interests, stock or other equity interests, as applicable, be, or cease to be, a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

“Borrower” is defined in the Recitals.

“Certificates” is defined in Section 2.

“Collateral” is defined in Section 2.

“Credit Agreement” is defined in the Recitals.

“Distributions” means all distributions (whether in cash or in kind) and all interest in respect of, and all proceeds of, any instrument or interest constituting part of the Collateral, of whatever kind or description, real or personal, whether in the ordinary course or in partial or total liquidation or dissolution, or any recapitalization, reclassification of capital, or reorganization or reduction of capital, or otherwise.

“Equity Interests” means all of the limited partnership interests, stock, units, membership interests or other equity interests of, and all other right, title and interest now owned or hereafter acquired, by Pledgor in and to the Issuers.

“Event of Default” is defined in Section 7.

“General Intangibles” has the meaning set forth in Article 9 of the UCC.

“Indebtedness” has the meaning set forth in the Credit Agreement.

“Issuers” is defined in the Recitals.

“Lender” is defined in the Preamble.

“Lien” has the meaning set forth in the Credit Agreement.

“Loan” means the “Term Loan” as defined in the Credit Agreement.

“Loan Documents” has the meaning set forth in the Credit Agreement.

“No Action Letters” means various No Action Letters issued by the SEC staff as described in Section 14.

“Obligations” has the meaning set forth in the Credit Agreement.

“Person” has the meaning set forth in the Credit Agreement.

“Pledgor” is defined in the Preamble.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Article 8 of the UCC.

“Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

“Securities Laws” means the Securities Act and applicable state securities laws.

“Security Agreement” is defined in the Recitals.

“UCC” means the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of New York or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of New York, has jurisdiction with respect to all, or any portion of, the Collateral, from time to time. It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein, and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing definitions shall be controlling, in accordance with applicable Law.

“Voting Rights” means all of Pledgor’s rights to vote and give approvals, consents, decisions and directions and exercise any other similar right with respect to the Collateral.

Capitalized terms not otherwise defined herein have the meanings set forth in the Credit Agreement.

2.            Collateral.

(a)       As security for the Obligations, including the performance and observance of all of Pledgor’s obligations now or hereafter existing under this Agreement, Pledgor hereby pledges, hypothecates, mortgages, collaterally assigns, transfers and grants to Lender a continuing security interest in and Lien in, under and to all of Pledgor’s right, title and interest in and to (i) the Equity Interests, including Pledgor’s share of the profits, losses and capital of the Issuers, and all Voting Rights, claims, powers, privileges, benefits, options or rights of any nature whatsoever that currently exist or may be issued or granted by the Issuers to Pledgor, and all instruments, whether heretofore or hereafter acquired, evidencing such rights and interests; (ii) all Distributions; (iii) all General Intangibles and Securities relating to the foregoing; (iv) the proceeds (including claims against third parties), products and accessions of the foregoing; (v) all replacements and substitutions of the foregoing; (vi) all books and records (including computerized records, software and disks) relating to any of the foregoing; (vii) all other rights appurtenant to the property described in foregoing clauses (i) through (vi); and (viii) any partnership certificates, stock certificates, share certificates, limited liability company certificates or other certificates or instruments evidencing the foregoing (“Certificates”). The foregoing and all products, replacements, additions, improvements, and proceeds of all or any part of the foregoing, are hereinafter collectively referred to as the “Collateral.”

(b)       Pledgor will execute, endorse and deliver all documents that Lender may reasonably require to perfect Lender’s security interest granted under this Agreement, including an assignment separate from certificate representing the Certificates and naming Lender as assignee, in substantially the form attached as Exhibit B.

(c)       No filing or other action is or will be necessary to perfect such security interest of Lender in the Equity Interests that are represented by a Certificate, except for delivery to Lender of the Certificates evidencing the Equity Interests endorsed or accompanied by appropriate powers duly endorsed in blank. The security interest of Lender in any of the Collateral that is not represented by a Certificate, if any, shall be perfected by the filing of a financing statement or statements as hereinafter provided.

3.            Without limiting the generality of the foregoing, this Agreement secures the payment of all the Obligations. The security interest and Lien created hereby shall remain in full force and effect until payment in full of the Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made). Promptly following payment in full of the Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made), the documents, including any pledged Certificates held by Lender, shall be returned to Pledgor, the security interest and Lien created hereby shall cease and terminate and this Agreement shall be deemed terminated without further liability on the part of any party to the other.

4.            Pledgor hereby collaterally assigns the Voting Rights to Lender, subject to the terms and provisions of this Agreement, the Credit Agreement and the other Loan Documents.

(a)       Except following the occurrence and during the continuation of an Event of Default, Pledgor may, in its sole discretion, exercise the Voting Rights, provided that Pledgor shall not exercise the Voting Rights in a manner which would be inconsistent with or result in a violation of any provision of this Agreement or any other Loan Document. Following the occurrence and during the continuation of an Event of Default, all rights of Pledgor to exercise the Voting Rights shall cease and Lender shall have the right to exercise, directly or through its nominees or proxies, all Voting Rights assigned to it hereunder, and Lender shall exercise such Voting Rights in such manner as Lender in its sole discretion shall deem to be in Lender’s best interests (subject to the terms of this Agreement and the other Loan Documents). Following the occurrence and during the continuation of an Event of Default, Pledgor shall effect the directions of Lender in connection with any such exercise in accordance with this Agreement.

(b)       In connection with Lender’s exercise of the Voting Rights, Pledgor shall take no action inconsistent with (i) the Issuers’ reliance on a notice from Lender stating that an Event of Default has occurred and is continuing under any Loan Document, in which event no further direction from Pledgor shall be required to effect the assignment of Voting Rights hereunder from Pledgor to Lender or (ii) the Issuers immediately permitting Lender to exercise all of the Voting Rights in respect of the business and affairs of the Issuers. If Lender provides Pledgor and the Issuers with written notice that the applicable Event of Default has been waived (and evidence of such waiver), Pledgor shall regain all of its rights to exercise the Voting Rights.

(c)       Pledgor acknowledges that, except for this Agreement and the other Loan Documents, it has not entered into, and it is not bound by the terms of, any agreement or understanding, whether oral or written, with respect to the purchase, sale, transfer or voting of any Voting Rights.

5.            Pledgor makes the following representations, covenants and warranties to Lender, and agrees with Lender, as follows:

(a)       Pledgor has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

(b)       This Agreement is the legal, valid and binding obligation of Pledgor, and is enforceable as to Pledgor in accordance with its terms, subject, however, to bankruptcy, insolvency and other rights of creditors generally and to general principles of equity.

(c)       The execution, delivery, observance and performance by Pledgor of this Agreement and the transactions contemplated hereby will not result in any violation of the bylaws, operating agreement, limited liability company agreement or other formation document, as applicable, of any Issuer or, to Pledgor’s knowledge, of any constitutional provision, law, statute, ordinance, rule or regulation applicable to it or of any judgment, decree or order applicable to it and will not conflict with, or cause a breach of, or default under, any such term or, except for the Liens created or contemplated hereby, result in the creation of any mortgage Lien, pledge, charge or encumbrance upon any of its properties or assets pursuant to any such term.

(d)       Except for the filing of an appropriate financing statement, it is not necessary for Pledgor to obtain or make any (i) governmental consent, approval or authorization, registration or filing from or with any governmental authorities or (ii) consent, approval, waiver or notification of partners, creditors, lessors or other nongovernmental Persons, in each case, in connection with the execution and delivery of this Agreement or the consummation of the transactions herein presently contemplated which has not been filed or obtained.

(e)       Pledgor is as of the date hereof (i) the owner of the Equity Interests of each Issuer as set forth on Schedule I attached hereto and (ii) the sole owner of all direct beneficial interests in the Collateral. Pledgor owns the Collateral, and the Collateral is and shall remain, free and clear of any Lien, mortgage, encumbrance, charge, pledge, security interest, or claim of any kind (including any unconditional sale or other title retention agreement) other than as created or permitted by this Agreement or the Loan Documents.

(f)       To the extent that, as of the date hereof, the Equity Interests are “securities” within the meaning of the UCC and, in particular, the Equity Interests that are represented by a Certificate or Certificates are “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC, Pledgor covenants and agrees that it will use commercially reasonable efforts to ensure at all time such Equity Interests remain, and shall take no action that would result in any Equity Interests not remaining, “securities” within the meaning of the UCC and, in particular, the Equity Interests that are represented by a Certificate or Certificates remaining “certified securities” within the meaning of Section 8-102(a)(4) of the UCC. Pledgor has taken all steps necessary to afford Lender “control” of such Equity Interests within the meaning of the UCC. Pledgor shall not permit any Equity Interests consisting of limited liability company interests or partnership interest to become “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC.

(g)       Upon Lender obtaining and maintaining possession of the Certificates identified on Schedule 1 attached hereto and the filing of a UCC financing statement adequately describing the Collateral in the office of the Secretary of State of the State of Delaware (such state being the state of Pledgor’s formation), all steps necessary to create and perfect the security interest created by this Agreement as a valid and continuing first priority Lien on, and first priority perfected (assuming Lender’s possession of the Certificates and filing of the financing statements referenced above) security interest in, the Collateral, in favor of Lender, prior to all other Liens, security interests and other claims of any sort whatsoever other than Permitted Liens, have been taken. Pledgor has not granted a security interest in the Collateral to any other party, and the security interest granted pursuant to this Agreement in the Collateral constitutes a valid, perfected first priority security interest in the Collateral, enforceable as such against all creditors of, and purchasers from, Pledgor, other than Permitted Liens.

(h)       Neither Pledgor nor, to Pledgor’s knowledge, the Issuers have changed its name, or used, adopted or discontinued the use of any trade name, fictitious name or other trade name or trade style.

(i)       Pledgor will not change its name in any manner that could make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507(c) of the UCC (or any other then-applicable provision of the UCC) without fifteen (15) days’ prior written notice to Lender or as otherwise permitted under the terms of the Credit Agreement.

(j)       [Reserved].

(k)       The Collateral is not subject to any adverse claim, Lien, security interest or encumbrance whatsoever, except for Permitted Liens.

(l)       Pledgor will warrant and defend Lender’s right, title, priority, Lien and security interest in and on the Collateral against the claims and demands of all Persons whosoever.

(m)       There is no action or proceeding pending, or to the knowledge of Pledgor, threatened which in any way could reasonably be expected to result in a material adverse effect upon (i) the rights of Lender under this Agreement; (ii) Pledgor’s ability to perform its obligations hereunder, (iii) the title to the Collateral; (iv) the validity or priority of the security interest and Lien in and on the Collateral created hereunder; (v) Pledgor; or (vi) the Issuers.

(n)       Pledgor shall not make (or enter into any agreement to make) or suffer (i) any sale, transfer, exchange, leasing or assignment of all or any part of the Collateral, (ii) any further pledge, mortgage or encumbrance of all or any part of the Collateral; or (iii) any further Lien upon or security interest in all or any part of the Collateral, except, in each case, as specifically permitted under this Agreement or any of the Loan Documents.

(o)       Pledgor, without cost or expense to Lender, shall execute, deliver, file and record such further agreements, instruments and documents as Lender may reasonably require, including financing statements covering the Collateral and amendments thereto, to perfect and protect the security interest and Lien created and granted herein, and hereby irrevocably authorizes Lender to execute, in the name of Pledgor, any such agreements, instruments and documents and to file and record the same; and Lender is authorized to file one or more financing statements covering the Collateral.

(p)       If at any time while any of the Obligations remain outstanding, (i) Pledgor directly or indirectly comes into possession of any Certificates for any purpose or (ii) renewals of, substitutions for, replacements for or amendments to the Certificates are delivered to Pledgor, then in any such event Pledgor shall, without notice or demand from Lender, immediately deliver the same or cause them to be delivered to Lender, and the same shall also constitute the Certificates, as the case may be, hereunder. Any and all certificates or instruments at any time representing or evidencing any of the Collateral shall be immediately delivered to and held by or on behalf of Lender pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to Lender. Subject to the requirements of applicable law (including the UCC) and the limitations provided in this Agreement, Lender shall have the right, at any time, following the occurrence of an Event of Default to transfer to or to register in the name of Lender or its nominee any Collateral, and, to the full extent permitted by law, Pledgor waives all rights under applicable law inconsistent with the rights granted to Lender in this sentence. In addition, Lender shall have the right at any time to exchange Certificates or instruments representing or evidencing Collateral for Certificates or instruments of smaller or larger denominations.

(q)       In case, upon the dissolution or liquidation (in whole or in part) of the Issuers, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Collateral, such sum shall be paid over to Lender to be held by Lender as additional Collateral hereunder;

(r)       Each of the Issuers is organized and validly existing under the laws of its jurisdiction of formation or incorporation, as applicable, and has the power and authority, and the legal right, to own and operate its property.

(s)       Without limiting or duplicating any other cost reimbursement provisions in the Loan Documents, promptly and not later than ten (10) days after written demand therefor, Pledgor shall pay to Lender the amount of any and all reasonable and documented out-of-pocket expenses incurred by Lender hereunder or in connection herewith, including, without limitation those that may be incurred in connection with (i) the preparation of this agreement and all amendments, restatements, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iv) the exercise or enforcement of any of the rights of Lender hereunder.

6.            Except following the occurrence of an Event of Default, Pledgor shall have the right to receive Distributions in respect of the Collateral. Pledgor hereby irrevocably authorizes the Issuers, following the occurrence of an Event of Default to distribute, transfer, pay and deliver directly to Lender, and not to Pledgor, in accordance with that certain Consent of the Issuers attached as Exhibit A and made a part hereof, any and all Distributions at such time and in such manner as such Distributions would otherwise be distributed, transferred, paid and delivered to Pledgor, for application in accordance with this Agreement. If, following the occurrence of an Event of Default, Pledgor receives any Distributions, Pledgor shall accept the same as Lender’s agent and hold the same in trust on behalf of and for the benefit of Lender and shall promptly deliver the same forthwith to Lender for application in accordance herewith, together with appropriate forms of assignment, UCC financing statements, and other appropriate instruments, if necessary, indicating the security interests of Lender in and to such Distribution. Pledgor authorizes and directs Lender to apply any Distributions received by Lender in the manner herein described.

7.            The occurrence of an “Event of Default”, as such term is defined in the Credit Agreement, shall constitute an “Event of Default” under this Agreement.

8.            Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in its sole discretion, in addition to any and all other rights it may have under the Credit Agreement, this Agreement, any other Loan Document, the UCC, and otherwise at law or in equity, (a) to apply any cash that it received and retained as additional Collateral pursuant to the provisions of this Agreement, to the payment of the Obligations; (b) to credit bid and purchase (as determined by Lender in its sole discretion but in all cases subject to applicable law) all or any portion of the Collateral; and (c) to sell, assign and deliver at one or more times, all or any part of the Collateral at public or private sale, for cash, on credit or for future delivery, with or without advertisement of the time, place or terms of sale and in connection therewith to grant options and to use the services of a broker, all of the foregoing as Lender may elect in its sole discretion but in all cases subject to applicable law, except that, if the sale be a private sale, ten (10) days’ written notice shall be given to Pledgor of the date, time and place of any sale and the terms of the sale, which notice Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. Any sale shall be free of any and all equity or right of redemption, which Pledgor hereby waives and releases. At any sale, Lender, or its designee, may purchase the Collateral being sold, including pursuant to a credit bid and purchase or similar offset of any amounts due and owing to Lender by Pledgor, in each case if and to the extent so permitted by applicable law. Lender shall not be obligated to make any sale of all or any part of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time, and Lender may adjourn such sale (private or public) by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. If any of the Collateral is sold by Lender upon credit or for future delivery, Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of such failure, Lender may resell such Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by Lender. Any sale conducted upon the foregoing terms or by any other method of sale (if conducted in conformity with practices of any lenders disposing of similar securities or otherwise in accordance with the UCC) shall be deemed commercially reasonable. Pledgor agrees that Lender shall have the right to continue to retain the Collateral until such time as Lender, in its reasonable judgment, believes that an advantageous price can be obtained for the Collateral and Lender shall not be liable to Pledgor for any loss in the value of the Collateral by reason of any such retention of the Collateral by Lender. Lender shall have all the rights and remedies of a secured party under the UCC, as if such rights and remedies were fully set forth herein, and any rights and remedies of a secured party under any version of the UCC in effect in any applicable jurisdiction in which such rights or remedies are sought to be enforced. To the full extent permitted by law, Pledgor waives all rights under applicable law inconsistent with the rights granted Lender in this Section 8. In addition to the remedies set forth in the foregoing, Lender shall have the right, in its sole discretion, in addition to any and all other rights it may have under the Credit Agreement, this Agreement, any other Loan Document, the UCC, and otherwise at law or in equity, to sell, assign and deliver at one or more times, all or any part of the Collateral at public or private sale, in each case pursuant to the terms set forth in the Security Agreement or any other Loan Document.

9.            In addition to the remedies set forth herein, following the occurrence of an Event of Default, Lender may succeed, or designate one or more nominees(s) to succeed, to all right, title and interest of Pledgor (including any Voting Rights with respect to the Equity Interests) as a member, shareholder or partner of the Issuers, as applicable, relating to the Equity Interests acquired. Pledgor hereby irrevocably authorizes the Issuers upon the occurrence of an Event of Default (a) to deem and treat Lender or its nominee in all respects as a member, shareholder or partner, as applicable (and not merely an assignee of a member, shareholder or partner, as applicable), of the Issuers entitled to exercise all the rights, powers and privileges (including the right to vote on or take any action with respect to any and all membership, shareholder or partnership matters, as applicable, pursuant to the Formation Agreement), to receive all Distributions, to be credited with the capital account and to have all other rights, powers and privileges appertaining to such membership, shareholder or partnership interests, as applicable, to which Pledgor would have been entitled had Pledgor’s membership, shareholder or partnership interests, as applicable, not been transferred to Lender or such nominee; (b) to execute amendments to the bylaws, operating agreement, limited liability company agreement or other formation document, as applicable, of any Issuer admitting Lender or such nominee as a member, shareholder or partner, as applicable, in place of Pledgor; and (c) to issue the membership, shareholder or partnership certificate(s), as applicable, in the name of Lender or its nominee, with respect to each of the Equity Interests represented by a Certificate or Certificates.

10.           Pledgor agrees that Lender and its officers, agents and attorneys shall incur no liability to Pledgor or the Issuers in the event that Lender (a) transfers the Collateral in accordance with the provisions of this Agreement and in compliance with applicable law, including the UCC or (b) refuses to effect any transfer of the Collateral attempted to be made by Pledgor without any consent or approval of Lender required by the terms hereof, and Pledgor hereby agrees to indemnify Lender against, and to hold Lender harmless from, any and all expenses, liabilities and damages incurred or sustained by reason of its acts or omissions, as aforesaid, in each case except if and to the extent that Lender’s acts or omissions constitute gross negligence or willful misconduct.

11.           Effective upon the occurrence of an Event of Default, Pledgor hereby appoints Lender as Pledgor’s attorney in fact coupled with an interest for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Lender may deem necessary or advisable to accomplish the purposes hereof.

12.           The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Lender existing at law or in equity.

13.           In exercising its remedies hereunder, Lender may be unable to sell the Equity Interests publicly without registering them under the Securities Laws, which would likely be an expensive and time consuming undertaking and, in fact, one that might be impossible to accomplish even if Lender were willing to invest the necessary time and money. Even though Lender may be able to register the Equity Interests under the Securities Laws, it may nonetheless regard such registration as too expensive or too time consuming (such determination to be made in Lender’s sole discretion). If Lender sells the Equity Interests without registration, Lender may be required to sell them only in private sales to a restricted group of offerees and purchasers who fulfill certain suitability standards and who will be obliged to agree, among other things, to acquire the Equity Interests for their own account for investment and not with a view to distributing or reselling them. Pledgor acknowledges that such a private sale may result in less favorable prices and other terms than a public sale. Pledgor agrees that a private sale, even under these restrictive conditions, will not be considered commercially unreasonable solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor or the Issuers agree to pay all costs of the registration process.

14.           Pledgor is aware that Section 9-610 of the UCC states that Lender is able to purchase the Equity Interests if they are sold at a public sale. Pledgor is also aware that SEC staff personnel have, over a period of years, issued various No Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(a)(2) of the Securities Act. Pledgor is also aware that Lender may wish to purchase the Equity Interests that are sold at a foreclosure sale, and Pledgor believes that such purchases would be appropriate in circumstances in which the Equity Interests are sold in conformity with the principles set forth in the No Action Letters. Pledgor specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No Action Letters (a) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (b) will not be considered commercially unreasonable solely by virtue of the fact that Lender has not registered or sought to register the Equity Interests under the Securities Laws, even if Pledgor agrees or the Issuers agree to pay all costs of the registration process; and (c) will not be considered commercially unreasonable solely by virtue that Lender purchases the Equity Interests at such a sale.

15.           Pledgor agrees that Lender shall have no general duty or obligation to make any effort to obtain or pay any particular price for any Equity Interests sold by Lender pursuant to this Agreement (including sales made to Lender). Lender may, in its discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers.

16.           Pledgor shall use all reasonable efforts to do or cause to be done all such other acts and things (except that Pledgor shall not be obligated to register any Equity Interests under the Securities Laws) as may be reasonably necessary to make any sale or sales of Equity Interests valid and binding and in compliance with applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor’s expense.

17.           Pledgor shall, jointly and severally, indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, and related expenses, of any kind or nature, (including the reasonable and documented out-of-pocket fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, and related expenses which result from (i) the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction or (ii) a claim brought by Pledgor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Loan Document.

18.           In no event shall Lender be liable to Pledgor for any matter or thing in connection with this Agreement other than to account for monies actually received by Lender in accordance with the terms hereof and any state of facts determined by a final nonappealable judgment of a court of competent jurisdiction to be caused by Lender’s gross negligence or willful misconduct in connection therewith. Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor be under any obligation to take any action whatsoever with regard thereto. In accordance with the terms and conditions of the Credit Agreement, any part or all of the Collateral held by Lender may, without notice, be transferred into the name of Lender or its nominee, and Lender or its nominee may thereafter, without notice, exercise all Voting Rights and other rights in respect of the Collateral, including the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options in respect of the Collateral, as if it were the absolute owner thereof, all without liability except to account for property actually received by Lender or its nominee; provided, however, that Lender or its nominee shall have no duty to exercise any of the foregoing actions, or any liability for failure to do so or for delay in so doing. Lender shall not be liable for the consequence of any Voting Rights cast or given by Lender in accordance with this Agreement, except for any such liability resulting solely from Lender’s gross negligence or willful misconduct (as determined by a final nonappealable judgment of a court of competent jurisdiction). Except as otherwise expressly set forth in this Agreement, and except to the extent caused by Lender’s gross negligence or willful misconduct (as determined by a final nonappealable judgment of a court of competent jurisdiction), Lender shall have no liability to Pledgor with respect to the receipt and application by Lender of Distributions, the holding by Lender of any Collateral pursuant to and in accordance with this Agreement and the other Loan Documents, or Lender’s taking, or failure to take, any action (including the obtaining of insurance) with respect to any Collateral.

19.           Lender shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral actually in its possession.

20.           No delay on the part of Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

21.           Except as prohibited by statute, the respective parties hereto shall, and hereby do, waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Agreement, the Collateral or the relationship created hereby, and with respect to any matter for which a jury trial cannot be waived, Pledgor agrees not to assert any such claim as a counterclaim in, or move to consolidate the same with, any action or proceeding.

22.           All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Credit Agreement addressed to Lender at the address specified in the Credit Agreement, and to Pledgor at the address designed in the signature page hereto.

23.           All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms, and all Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) have been paid in full and satisfied.

24.           Solely with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead, to vote the Equity Interests, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 24 shall include the right to sign Pledgor’s name (as a member, shareholder or partner of the Issuers, as applicable) to any consent, certificate or other document relating to an Article 8 Matter and the Equity Interests that applicable law may permit or require to cause the Equity Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Equity Interests that Pledgor has granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Equity Interests with respect to any Article 8 Matter, and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s Obligations, including the performance and observance of all of Pledgor’s obligations now or hereafter existing under this Agreement.

25.           This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) and all other amounts payable under this Agreement and any other Loan Document; (b) be binding upon and inure to the benefit of Pledgor and Pledgor’s successors and assigns; and (c) inure to the benefit of, be enforceable by, and be binding upon Lender and Lender’s heirs, executors, legal representatives, and successors and permitted assigns. Except as otherwise provided in the Credit Agreement, Lender may assign or transfer this Agreement and any or all rights or obligations hereunder in connection with an assignment of its interest under (and in accordance with the terms of) the Credit Agreement without the consent of Pledgor and without prior notice to any successor. Pledgor shall not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of Lender or as expressly provided in the Credit Agreement.

26.           Nothing herein shall be deemed (a) to be a waiver of any right that Lender may have under the Bankruptcy Code or the bankruptcy laws of any state to file a claim for the then outstanding amount of the Loan or to require that all of the Collateral shall continue to secure all of the Obligations; (b) to impair the validity of the Loan, the other Loan Documents or any other document or instrument delivered to Lender in connection therewith; or (c) to impair the right of Lender to commence an action to foreclose any Lien or security interest in connection with the exercise of its remedies hereunder. Nothing herein shall be deemed (i) to be a waiver of any right that Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the indebtedness of the Loan and other amounts due under this Agreement or the other Loan Documents or to require that all of the Collateral shall continue to secure the Obligations or (ii) to impair Lender’s rights to credit bid, under Section 363(k) of the Bankruptcy Code or otherwise, which rights are fully preserved.

27.           Pledgor shall from time to time, at its expense, promptly execute and deliver (or cause to be executed and delivered) all further instruments and agreements, and take all further actions, that may be reasonably necessary or appropriate, or that Lender may reasonably request, in order to perfect or protect any collateral assignment, pledge or security interest granted or purported to be granted hereby or to enable Lender to exercise or enforce its rights and remedies hereunder.

28.           All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, and singular or plural, as the identity of the Person or Persons may require. The term “Pledgor” shall mean “Pledgors” if more than one person is Pledgor, and in such event, the obligations of Pledgor shall be joint and several.

29.           Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, upon payment and performance in full of Pledgor’s Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made), all of Lender’s security interests in and rights to the Collateral shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Lender shall, at Pledgor’s expense, authenticate and deliver to Pledgor such documents as Pledgor may reasonably request to evidence such termination. Subject to the preceding sentence, this Agreement may not be terminated, nor may any of its provisions be changed or waived, except by a writing signed by the party against whom such termination, change or waiver is sought to be applied.

30.           This Agreement shall be interpreted without the benefit of any presumption against the party causing this Agreement to be drafted. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

31.

(a)       This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the Laws of the State of New York (excluding the laws applicable to conflicts or choice of Law).

(b)       Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to the Collateral against Pledgor or its properties in the courts of any jurisdiction.

(c)       Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 22. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e)

(i)       EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(ii)       In the event any such action or proceeding is brought or filed in any United States federal court sitting in the State of California or in any state court of the State of California, and the waiver of jury trial set forth in clause (i) above is determined or held to be ineffective or unenforceable, the parties agree that all actions or proceedings shall be resolved by reference to a private judge sitting without a jury, pursuant to California Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Los Angeles County, California. Such proceeding shall be conducted in Los Angeles County, California, with California rules of evidence and discovery applicable to such proceeding. In the event any actions or proceedings are to be resolved by judicial reference, any party may seek from any court having jurisdiction thereover any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by Law notwithstanding that all actions or proceedings are otherwise subject to resolution by judicial reference.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Pledgor has executed this Agreement on the day and year first above written.

PLEDGOR:

PARETEUM CORPORATION

By: /s/ Robert H. Turner
Name: Robert H. Turner
Title: Executive Chairman and Principal
Executive Officer

Address:

1185 Avenue of the Americas, 37th Floor
New York, NY 10036

[Signature Page to Pledge Agreement]

Schedule 1

Name of Pledgor	Name of Issuers	Class of Interests	Percentage of Class Owned	Certificate No.
Pareteum Corporation	Pareteum North America Corp.	Common Shares	100%	N/A
Pareteum Corporation	Pareteum Europe B.V.	Ordinary Shares	100%	N/A
Pareteum Corporation	Artilium Group Limited	Ordinary Shares	100%	N/A
Pareteum Corporation	Elephant Talk Limited - Hong Kong	Ordinary Shares	100%	N/A
Pareteum Corporation	Pareteum ASIA PTE. Ltd.	Ordinary Shares	100%	N/A
Pareteum Corporation	TBR, Inc.	Common Shares	100%	N/A

Exhibit A

(see attached)

CONSENT OF ISSUER

This Consent (this “Consent”), dated as of February 12, 2019, is made by each of the undersigned (each, an “Issuer” and, collectively, the “Issuers”).

Reference is made to that certain Pledge Agreement (the “Pledge Agreement”), of even date herewith, between Pareteum Corporation, a Delaware corporation (“Pledgor”), with a principal place of business at 1185 Avenue of the Americas, 37th floor, New York, NY 10036, and Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC (collectively, “Lender”), each having an office located at 1345 Avenue of the Americas, 46th Floor, New York, NY 10105. Each Issuer hereby acknowledges the receipt of a copy of the Pledge Agreement and acknowledges that Pledgor is bound thereby. For the purposes of this Consent, all capitalized terms not herein defined shall have the respective meanings ascribed thereto in the Pledge Agreement.

Each Issuer hereby consents to the Pledge Agreement and agrees to comply with the terms and provisions thereof applicable to it. Without limiting the foregoing, following the occurrence of an Event of Default, each Issuer agrees to pay any and all Distributions directly to Lender in accordance with, and to the extent provided in, the terms and provisions of the Pledge Agreement. Until the Obligations (other than contingent indemnification obligations so long as no claim or demand for indemnification then exists or has then been made) are paid in full and following the occurrence of an Event of Default, each Issuer agrees to (a) comply with the instructions of Lender in connection with the exercise of Lender’s rights and remedies as set forth in the Pledge Agreement without any further consent from Pledgor or any other Person in respect of the Collateral and (b) disregard any request made by Pledgor or any other person that contravenes such instructions of Lender in respect of the Collateral.

Each Issuer represents and warrants to Lender that, as of the date hereof, (a) Pledgor is the registered owner of one hundred percent (100%) of the Equity Interests of such Issuer; (b) such Issuer has no knowledge of any Lien or other security interest in the Collateral (other than Lender’s); and (c) the registered pledgee of the Collateral on the books of such Issuer is Lender together with its successors and assigns, as Lender under the Loan, and there is no other pledge currently registered on the books and records of Issuer with respect to the Collateral.

In the event that Lender forecloses on or exercises rights with respect to the Collateral, the Issuers and the partners of the Issuers hereby consent to the following: (a) the admission of Lender or the purchaser of the Collateral at a sale under the Uniform Commercial Code, as the case may be (in either case, the “Purchaser”) as a partner of each of the Issuer in substitution of Pledgor and (b) Purchaser being granted all of the rights and benefits of Pledgor, including, without limitation, all rights to vote, consent rights and right to receive distributions.

This Consent shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law, except application of Section 5-1401 of the New York General Obligations Law. All notices required to be given hereunder shall be delivered as set forth in the Pledge Agreement.

This Consent may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Issuer has executed this Consent as of the date first set forth above.

ISSUER:[1]

[______]

By:
Name:
Title:

1 NTD: Please arrange for signature by each of Pareteum’s subsidiaries listed on Schedule I.

Exhibit B

(see attached)

IRREVOCABLE [MEMBERSHIP INTEREST] POWER AND ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ ___________ (___) units of [membership interest] in _________, a _______ __________ (the “Company”), standing in the name of the undersigned on the books of the Company represented by Certificate No. ______ herewith, and does hereby irrevocably constitute and appoint as attorney of the undersigned to transfer the said stock on the books of the within named Company with full powers of substitutions in the premises.

Dated this _____ day of __________________________

[______]

By:
Name:
Title: